Exhibit 20.7
Page 1 of 3
                    Navistar Financial 1998 - A Owner Trust
                        For the Month of September 1998
                     Distribution Date of October 15, 1998
                            Servicer Certificate #5

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $446,829,125.54
Beginning Pool Factor                                           0.8921160

Principal and Interest Collections:
     Principal Collected                                   $14,170,423.93
     Interest Collected                                     $3,460,632.05

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $528,631.29
Total Additional Deposits                                     $528,631.29

Repos / Chargeoffs                                            $644,924.62
Aggregate Number of Notes Charged Off                                  71

Total Available Funds                                      $18,159,687.27

Ending Pool Balance                                       $432,013,776.99
Ending Pool Factor                                              0.8625365

Servicing Fee                                                 $372,357.60

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,807,682.39
     Target Percentage                                               5.25%
     Target Balance                                        $22,680,723.29
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                      ($82,154.17)
     Ending Balance                                        $21,725,528.22

Current Weighted Average APR:                                       9.532%
Current Weighted Average Remaining Term (months):                   46.25

Delinquencies                                             Dollars         Notes
     Installments:              1 - 30 days           $1,978,995.98       1,667
                                31 - 60 days            $400,503.22         346
                                60+  days               $114,946.19          82

     Total:                                           $2,494,445.39       1,673

     Balances:                  60+  days             $3,664,072.32          82

Memo Item - Reserve Account
     Prior Month                                     $20,967,436.49
+    Invest. Income                                      $82,154.17
+    Excess Serv.                                       $758,091.73
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $21,807,682.39

Exhibit 20.7
Page 2 of 3
Navistar Financial 1998 - A Owner Trust


                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $446,829,125.54
Ending Pool Balance                            $432,013,776.99

Collected Principal                             $14,170,423.93
Collected Interest                               $3,460,632.05
Charge - Offs                                      $644,924.62
Liquidation Proceeds / Recoveries                  $528,631.29
Servicing                                          $372,357.60
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $17,787,329.67

Beginning Balance                              $446,829,125.54     $431,189,989.06     $15,639,136.48

Interest Due                                     $2,213,889.39       $2,134,390.45         $79,498.94
Interest Paid                                    $2,213,889.39       $2,134,390.45         $79,498.94
Principal Due                                   $14,815,348.55      $14,296,811.35        $518,537.20
Principal Paid                                  $14,815,348.55      $14,296,811.35        $518,537.20

Ending Balance                                 $432,013,776.99     $416,893,177.71     $15,120,599.28
Note / Certificate Pool Factor                                              0.8625             0.8625
   (Ending Balance / Original Pool Amount)
Total Distributions                             $17,029,237.94      $16,431,201.80        $598,036.14

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $758,091.73
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $21,807,682.39
(Release) / Draw                                   ($82,154.17)
Ending Reserve Acct Balance                     $21,725,528.22

Exhibit 20.7
Page 3 of 3
Navistar Financial 1998 - A Owner Trust

Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                 4                 3                 2                  1
                                  May-98            Jun-98            Jul-98            Aug-98             Sep-98
Beginning Pool Balance       $500,864,370.04   $488,059,586.49   $474,476,092.82   $459,034,334.29   $446,829,125.54

A)  Loss Trigger:
    Principal of Contract
      Charged Off                $504,548.19       $658,542.49       $836,278.20     $1,103,290.85       $644,924.62
    Recoveries                         $0.00           $960.90        $47,843.20       $821,318.94       $528,631.29

Total Charged Off (Months 5, 4, 3)               $1,999,368.88
Total Recoveries (Months 3, 2, 1)                $1,397,793.43
Net Loss / (Recoveries) for 3 Mos                  $601,575.45(a)

Total Balance (Months 5, 4, 3)               $1,463,400,049.35(b)

Loss Ratio Annualized  [(a/b) * (12)]                  0.49330%

Trigger:  Is Ratio > 1.5%                                   No
                                                                     Jul-98             Aug-98             Sep-98

B)   Delinquency Trigger:                                          $1,825,245.33     $2,759,549.87     $3,664,072.32
     Balance delinquency 60+ days                                       0.38469%          0.60116%          0.82002%
     As % of Beginning Pool Balance                                     0.28088%          0.40105%          0.60196%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                      4.33761%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer